UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2013

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 26, 2013, Investors Bancorp Inc., Investors Bank, and Investors Bancorp, MHC, and Roma Financial Corporation, Roma Bank and Roma Financial Corporation, MHC, entered into an Amendment (the “Amendment”) to the Agreement and Plan of Merger, dated December 19, 2012, by and among Investors Bancorp, Inc., Investors Bank, and Investors Bancorp, MHC, and Roma Financial Corporation, Roma Bank and Roma Financial Corporation, MHC (the “Merger Agreement”). The Amendment extends the date after which any of the parties may terminate the Merger Agreement if the proposed merger of Roma Financial Corporation with and into Investors Bancorp, Inc. has not yet been completed, from September 30, 2013 to November 30, 2013. The Amendment is attached as Exhibit 2.1 to this Report. A related press release is attached as Exhibit 99.1 to this Report.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. Except as explicitly provided in the Amendment, the Merger Agreement remains in full force and effect as originally executed on December 19, 2012.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit 2.1     First Amendment to the Agreement and Plan of Merger, dated September 26, 2013, by and among , Investors Bancorp, Inc., Investors Bank, and Investors Bancorp, MHC, and Roma Financial Corporation, Roma Bank and Roma Financial Corporation, MHC.

Exhibit 99.1    Press Release, dated September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: September 27, 2013	By:	/s/ Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Senior Vice President and
Chief Financial Officer